UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 18, 2007, Medical Solutions Management Inc. (the “Registrant”) entered into an amendment to its Revolving Line of Credit Agreement with Sovereign Bank (“Sovereign”) pursuant to which Sovereign increased the Registrant’s revolving line of credit by an additional principal amount of $1,500,000, so that the aggregate principal amount available to the Registrant thereunder is $3,000,000. The Registrant’s right to request loans under this agreement terminates 120 days prior to expiration of the letter of credit described below. Any loans made to the Registrant under this agreement bear interest at a fluctuating rate per annum equal to, at the election of the Registrant, (i) the sum of the then LIBOR rate plus a margin ranging from .75% to 1.25% or (ii) the then Prime rate less 200 basis points. The Registrant is required to pay to Sovereign a monthly fee on any unused amounts under the line of credit equal to the product obtained by multiplying the average unused amount for a given month by a fraction, the numerator of which ranges from .125% to .25% and the denominator of which is 12.

On May 21, 2007, the Registrant borrowed $200,000 under this line of credit and on May 23, 2007, the Registrant borrowed $300,000 under this line credit, for a total aggregate borrowings of $2,000,000.

On May 18, 2007, in connection with the amendment to the Revolving Line of Credit Agreement with Sovereign, Custodial Trust Company (“CTC”) increased the irrevocable letter of credit previously issued in favor of Sovereign to an aggregate amount of $3,060,000, which letter of credit expires on March 15, 2008. In addition, the Registrant, CTC and Vicis Capital Master Fund (“Vicis”) amended the Letter of Credit Reimbursement, Guarantee, Security and Pledge Agreement (the “CTC Amendment”) pursuant to which the Registrant agreed to reimburse CTC for any additional payments CTC is required as a result of the amendment to the letter of credit it issued in favor of Sovereign. Vicis guaranteed the Registrant’s performance of the additional obligations as a result of the CTC Amendment and in connection therewith deposited with CTC certain of its assets.

The Registrant, Vicis and OrthoSupply Management, Inc., a wholly-owned subsidiary of the Registrant (“OrthoSupply”), also amended the Guarantee Fee, Reimbursement and Indemnification Agreement (“Guarantee Amendment”) pursuant to which the Registrant agreed to reimburse Vicis for any additional payments Vicis is required to make as a result of the CTC Amendment and issued to Vicis a warrant to purchase 3,060,000 shares of the Registrant’s common stock, which warrant is exercisable for five years at a per share exercise price of $1.00. The Registrant also issued a warrant to purchase 153,000 shares of its common stock, which warrant is exercisable for five years at a per share exercise price of $1.00, to Midtown Partners & Co., LLC (“Midtown”) for services rendered to the Registrant in connection with the transactions described herein. OrthoSupply guaranteed the Registrant’s performance of its additional obligations as a result of Guarantee Amendment. In the event Vicis is required to make any payment under the CTC Amendment or any assets of Vicis deposited with CTC are foreclosed or otherwise taken, the Registrant is obligated to immediately reimburse Vicis for the amount paid or the value of the assets taken.

Pursuant to the terms of the Guarantee Amendment, if the Registrant does not timely reimburse Vicis for any additional payments Vicis is required to make as a result of the CTC Amendment, the Registrant is obligated to issue to Vicis additional warrants to purchase a number of shares of common stock equal to 200% of the value payments required of Vicis, which warrants shall be exercisable for five years at a per share exercise price of $1.00. If the Registrant does not timely reimburse Vicis any payments Vicis is required to make pursuant to the CTC Amendment, the Registrant is also obligated to issue a number of shares of common stock to Midtown equal to 10% of the value of the payments required of Vicis, which warrants shall be exercisable for five years at a per share exercise price of $1.00.

The Registrant relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, for the issuance of the warrants to Vicis and Midtown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Kenneth Fischer
Kenneth Fischer
Chief Financial Officer